Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-231221) on Form N-2 and related Prospectus of FS KKR Capital Corp. of our report dated February 27, 2019, relating to the consolidated financial statements of FS KKR Capital Corp., appearing in the Registration Statement (No. 333-231221) on Form N-2, as amended, and related prospectus of FS KKR Capital Corp., and of our report dated May 3, 2019, relating to the senior securities table appearing elsewhere in this Registration Statement.

As discussed in Note 3 to the financial statements, the 2018 financial statements have been restated to reflect a reverse stock split. We have not audited the adjustments to the 2018 financial statements to retrospectively restate the Company’s disclosures about share and per-share information for the year ended December 31, 2018, as described in Note 3.

We also consent to the reference to our firm under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

June 9, 2021

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